Exhibit 99.1


        Cirrus Logic Reports Fiscal Q4 2007 Financial Results

      Continued Profitability Highlighted By Strong Gross Margins


    AUSTIN, Texas--(BUSINESS WIRE)--May 9, 2007--Cirrus Logic Inc. (NASDAQ:CRUS), a leader in high-precision analog, mixed-signal and embedded products for audio and industrial markets, today announced financial results for the fourth quarter and fiscal year 2007, which ended March 31, 2007.

    The company reported fourth quarter fiscal year 2007 revenue of $43.6 million, compared with $42.2 million of total revenue during the fourth quarter of fiscal year 2006. Fourth quarter gross margin was
60.2 percent compared to 58.1 percent for the fourth quarter of fiscal year 2006. Combined research and development (R&D) and selling, general and administrative (SG&A) expenses for the fourth fiscal quarter of 2007 were $25.8 million. R&D and SG&A expenses included $1.0 million in stock-based compensation expense due to the adoption of SFAS 123(R) at the beginning of this fiscal year, as well as $1.6 million in expenses associated with the company's recently concluded stock-option review. R&D and SG&A expenses also included $1.0 million in facility-related charges, and a $0.4 million charge related to an executive termination agreement. Excluding these charges, combined non-GAAP R&D and SG&A expenses were $21.8 million.

    Fourth fiscal quarter net income was $7.3 million, or $0.08 per share based on 89.3 million diluted shares outstanding. These results include a $4.3 million impairment charge to our investment in Magnum Semiconductor, as well as a $0.5 million restructuring charge and an $8.2 million tax benefit. The non-GAAP net income for the quarter, excluding the items mentioned above, was $7.9 million or $0.09 per diluted share.

    Total cash and marketable securities at the end of the fourth fiscal quarter was $271.7 million, compared with $264.2 million at the end of the prior fiscal quarter, an increase of $7.5 million.

    "I'm pleased that our March quarter revenue came in at the high end of our expectations, with continued profitability highlighted by strong gross margins," said Mike Hackworth, Cirrus Logic's chairman and acting chief executive officer. "For the June quarter, we expect softer demand for legacy products as we transition to anticipated revenue growth for newer consumer products."

    Outlook for First Quarter FY 2008 (ending June 30, 2007):

    -- Revenue is expected to range between $40 million and $44 million;

    -- Gross margin is expected to be between 58 percent and 60 percent; and

    -- Combined GAAP R&D and SG&A expenses are expected to range between $23 million and $25 million, including share-based compensation expense of approximately $1.1 million.

    Use of Non-GAAP Financial Information

    Cirrus Logic has included in this release certain financial information that has not been prepared in accordance with GAAP. A reconciliation of such non-GAAP financial information to the most comparable GAAP information is included in the financial statements portion of this release, as well as on our Web site in the Investors section at www.cirrus.com. This non-GAAP financial information is not meant as a substitute for the company's GAAP results, but is included solely for informational and comparative purposes. Cirrus Logic management believes that certain non-GAAP financial information is useful to investors because it may enhance their understanding of the results and trends in the company's business. Cirrus Logic also uses certain non-GAAP financial information internally to evaluate and manage the company's operations. The non-GAAP financial information that the company uses may differ from that used by other companies. This non-GAAP financial information should be considered in addition to, and not as a substitute for, the company's results that were prepared in accordance with GAAP.

    Conference Call

    Cirrus Logic management will hold a conference call to discuss the company's results for the fourth quarter of fiscal year 2007, on May 9, 2007, at 5:00 p.m. EDT. Those wishing to join should call 303-262-2131 (passcode: Cirrus Logic) at approximately 4:50 p.m. EDT. A replay of the conference call will also be available beginning one hour after the completion of the call, until May 16, 2007. To access the recording, call 303-590-3000 (passcode: 11088085 #). A live and an archived webcast of the conference call will also be available via the company's Web site at www.cirrus.com.

    Cirrus Logic, Inc.

    Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its diverse analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

    Safe Harbor Statement

    Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of first quarter fiscal year 2008 revenue, gross margin, combined research and development and selling, general and administrative expense levels, and share-based compensation expense. In some cases, forward-looking statements are identified by words such as we "expect," "anticipate," "target," "project," "believe," "goals," "estimates," and "intend," variations of these types of words and similar expressions are intended to identify these forward-looking statements. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall conditions in the semiconductor market; our ability to introduce new products on a timely basis and to deliver products that perform as anticipated; risks associated with international sales and international operations; the level of orders and shipments during the first quarter of fiscal year 2008, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; overall economic pressures; pricing pressures; hardware or software deficiencies; our dependence on subcontractors for assembly, manufacturing, packaging and testing functions; our ability to make continued sufficient investments in research and development; foreign currency fluctuations; the retention of key employees; expenses associated with the Company's stock option investigation, and related on-going litigation and administrative proceedings; and the risk factors listed in our Form 10-K/A for the year ended March 25, 2006, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

                    Summary financial data follows:

                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                             (unaudited)
                (in thousands, except per share data)

                                                  Quarter Ended
                                            --------------------------

                                            Mar. 31, Dec. 30, Mar. 25,
                                              2007     2006     2006
                                            -------- -------- --------

Net revenue                                 $43,647  $45,297  $42,158
Cost of sales                                17,369   17,886   17,683
                                            -------- -------- --------
  Gross Margin                               26,278   27,411   24,475
                                            -------- -------- --------
  Gross Margin Percentage                      60.2%    60.5%    58.1%

Operating expenses:
  Research and development                   10,998   11,190   10,570
  Selling, general and administrative        14,797   13,478    9,731
  Restructuring and other costs                 521    1,013        -
  Impairment of goodwill and other
   intangibles                                4,290        -        -
  Acquired in process R&D                         -    1,925        -
  License agreement                               -        -   (7,000)
                                            -------- -------- --------
       Total operating expenses              30,606   27,606   13,301
                                            -------- -------- --------

Income (loss) from operations                (4,328)    (195)  11,174

Realized gain on marketable equity
 securities                                       -        -        -
Interest income, net                          3,412    3,615    2,510
Other income, net                                71       76       21
                                            -------- -------- --------
Income (loss) before income taxes              (845)   3,496   13,705
Provision (benefit) for income taxes         (8,124)      32   (1,241)
                                            -------- -------- --------
Net income                                   $7,279   $3,464  $14,946
                                            ======== ======== ========

Basic income per share:                       $0.08    $0.04    $0.17
Diluted income per share:                     $0.08    $0.04    $0.17

  Basic weighted average common shares
   outstanding                               88,076   87,756   86,718
  Diluted weighted average common shares
   outstanding                               89,333   88,725   88,924

 Prepared in accordance with Generally Accepted Accounting Principles


                          CIRRUS LOGIC, INC.
    RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
           (unaudited, in thousands, except per share data)
                (not prepared in accordance with GAAP)

We use these non-GAAP financial numbers to assist us in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

                                                         Quarter Ended
                                                         -------------

                                                           Mar. 31,
                                                             2007
                                                         -------------

GAAP net income                                                $7,279
Non-GAAP adjustments:
Add: Stock compensation expense                                   975
         Stock compensation review expense                      1,630
         Impairment of Magnum investment                        4,290
         Restructuring charges                                    521
         Facility-related charges                               1,017
         Executive termination agreement                          378
         Benefit for income taxes                              (8,154)
                                                         -------------
Non-GAAP net income                                            $7,936
                                                         =============


GAAP diluted earnings per share                                 $0.08
Non-GAAP adjustments:
Effect of the stock compensation expense                         0.01
Effect of stock compensation review expense                      0.02
Effect of impairment of Magnum investment                        0.05
Effect of restructuring charges                                  0.01
Effect of facility-related charges                               0.01
Effect of termination agreement                                  0.00
Effect of benefit for income taxes                              (0.09)
                                                         -------------
Non-GAAP diluted earnings per share                             $0.09
                                                         =============


                          CIRRUS LOGIC, INC.
            CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                (in thousands, except per share data)

                                                   Twelve Months Ended
                                                   -------------------

                                                   Mar. 31,  Mar. 25,
                                                     2007      2006
                                                   --------- ---------

Net revenue                                        $182,304  $193,694
Cost of sales                                        73,290    88,502
                                                   --------- ---------
  Gross Margin                                      109,014   105,192
                                                   --------- ---------
  Gross Margin Percentage                              59.8%     54.3%

Operating expenses:
  Research and development                           43,961    45,772
  Selling, general and administrative                51,755    51,271
  Restructuring and other costs                       1,106     2,311
  Impairment of goodwill and other intangibles        4,290         -
  Acquired in process R&D                             1,925         -
  Litigation settlement, net                              -   (24,758)
  License agreement                                       -    (7,000)
                                                   --------- ---------
       Total operating expenses                     103,037    67,596
                                                   --------- ---------

Income from operations                                5,977    37,596

Realized gain on marketable equity securities           193       388
Interest income, net                                 13,146     7,461
Other income (expense), net                             177       (54)
                                                   --------- ---------
Income before income taxes                           19,493    45,391
Benefit for income taxes                             (8,402)   (7,035)
                                                   --------- ---------
Net income                                          $27,895   $52,426
                                                   ========= =========


Basic income per share:                               $0.32     $0.61

Diluted income per share:                             $0.31     $0.60


  Basic weighted average common shares outstanding   87,643    86,036
  Diluted weighted average common shares
   outstanding                                       88,805    87,775

 Prepared in accordance with Generally Accepted Accounting Principles


                          CIRRUS LOGIC, INC.
                 CONSOLIDATED CONDENSED BALANCE SHEET
                            (in thousands)

                                       Mar. 31,   Dec. 30,   Mar. 25,
                                         2007       2006       2006
                                       --------- ----------- ---------
ASSETS                                           (unaudited)
Current assets
 Cash and cash equivalents              $87,960     $81,885  $116,675
 Restricted investments                   5,755       5,755     5,755
 Marketable securities                  178,000     176,527   102,335
 Accounts receivable, net                19,127      16,585    20,937
 Inventories                             16,496      20,331    18,708
 Other current assets                    13,699       6,654     7,747
                                       --------- ----------- ---------
     Total Current Assets               321,037     307,737   272,157

Long-term marketable securities               -           -    18,703
Property and equipment, net              11,407      12,324    14,051
Intangibles, net                          8,550       9,039     2,966
Goodwill                                  6,461       6,146         -
Investment in Magnum Semiconductor        3,657       7,947     7,947
Other assets                              1,948       3,253     3,217
                                       --------- ----------- ---------
  Total Assets                         $353,060    $346,446  $319,041
                                       ========= =========== =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Accounts payable                       $10,434     $12,142   $14,129
 Accrued salaries and benefits            7,816       6,349     6,460
 Other accrued liabilities               10,519      12,425    10,053
 Deferred income on shipments to
  distributors                            4,290       4,907     7,098
 Income taxes payable                     1,561       2,091     2,228
                                       --------- ----------- ---------
    Total Current Liabilities            34,620      37,914    39,968

Long-term restructuring accrual           3,418       3,367     4,694
Other long-term obligations              10,085       9,763    10,109

Stockholders' equity:
 Capital stock                          926,900     924,665   914,235
 Accumulated deficit                   (621,180)   (628,459) (649,075)
 Accumulated other comprehensive loss      (783)       (804)     (890)
                                       --------- ----------- ---------
     Total Stockholders' Equity         304,937     295,402   264,270
                                       --------- ----------- ---------
         Total Liabilities and
          Stockholders' Equity         $353,060    $346,446  $319,041
                                       ========= =========== =========

 Prepared in accordance with Generally Accepted Accounting Principles


    CONTACT: Cirrus Logic, Inc., Austin
             Investor Contact:
             Thurman K. Case, 512-851-4125
             Chief Financial Officer
             InvestorRelations@cirrus.com